As filed with the Securities and Exchange Commission on June 18, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4190792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10835 Road to the Cure, Suite 205

San Diego, California 92121

(858) 652-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Faheem Hasnain

Chief Executive Officer

Receptos, Inc.

10835 Road to the Cure, Suite 205

San Diego, California 92121

(858) 652-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mike Hird, Esq. Patty M. DeGaetano, Esq. Pillsbury Winthrop Shaw Pittman LLP 12255 El Camino Real, Suite 300 San Diego, California 92130 (619) 234-5000	Thomas Coll, Esq. Charles Kim, Esq. Sean Clayton, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-196651)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock, $0.001 par value per share	$34,194,387.50	$4,404.24

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the aggregate offering price of shares that the underwriters have the option to purchase.
(2)	The shares being registered pursuant to this Registration Statement are in addition to the $170,998,100 of shares registered pursuant to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-196651).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (Registration No. 333-196651), which was declared effective by the Commission on June 18, 2014, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $34,194,387.50. The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on the 18th day of June, 2014.

RECEPTOS, INC.

By:	/s/ Faheem Hasnain
Faheem Hasnain President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Faheem Hasnain Faheem Hasnain	President, Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2014

/s/ Graham Cooper Graham Cooper	Chief Financial Officer (Principal Financial Officer)	June 18, 2014

/s/ David Hinkle David Hinkle	Senior Director, Finance & Controller and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2014

* William H. Rastetter, Ph.D.	Chairman of the Board	June 18, 2014

* Kristina Burow	Director	June 18, 2014

* Mary Lynne Hedley, Ph.D.	Director	June 18, 2014

* Erle T. Mast	Director	June 18, 2014

* Amir Nashat, Ph.D.	Director	June 18, 2014

* S. Edward Torres	Director	June 18, 2014

*By:	/s/ Faheem Hasnain
Faheem Hasnain, Attorney-in-Fact

II-1

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP (incorporated by reference to Exhibit 5.1 to Form S-3 Registration Statement, as amended (Registration No. 333-196651), filed by Receptos, Inc. on June 17, 2014).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page of Form S-3 Registration Statement (Registration No. 333-196651) filed by Receptos, Inc. on June 11, 2014).